UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): NOVEMBER 8, 1999


        SOUTH CAROLINA                  333-42623               57-0669498
(State or other jurisdiction of     (Commission File           (IRS Employer
        incorporation)                   Number)          Identification Number)


                             THE THAXTON GROUP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


              1524 PAGELAND HIGHWAY, LANCASTER SOUTH CAROLINA 29270
              -----------------------------------------------------
                    (Address of principal executive offices)

                   Registrant's telephone number: 803-285-4337

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 8, 1999, The Thaxton Group, Inc. ("Thaxton Group") acquired Thaxton Investment Corporation ("Thaxton Investment"). Mr. James D. Thaxton, President, Chairman, and majority shareholder of the Thaxton Group, established Thaxton Investment in February 1999 to purchase the consumer finance operations of FirstPlus Consumer Finance, Inc. As a result of that acquisition, Thaxton Investment acquired 144 consumer finance offices in seven states, including 47 offices in Texas and 31 offices in South Carolina. Thaxton Investment's core businesses are providing small consumer loans, real estate loans and used automobile sales finance.

         The terms of the Plan of Share Exchange Agreement, dated September 30, 1999, among Thaxton Group, Thaxton Investment, Thaxton Operating Company and Mr. Thaxton provide that Mr. Thaxton, the sole shareholder of Thaxton Investment, will transfer all of his shares of common stock of Thaxton Investment to Thaxton Group in exchange for 3,223,000 shares of common stock of Thaxton Group. Thaxton Group's management estimates that the aggregate fair market value of the common stock of Thaxton Group to be issued to Mr. Thaxton is approximately $30,000,000. Because Thaxton Investment and Thaxton Group have been under common ownership and control since February 1999, Thaxton Group's acquisition of Thaxton Investment will be accounted for at historical cost in a manner similar to pooling of interests accounting. Thaxton Investment's historical financial statements and the pro forma financial statements of Thaxton Group reflecting the acquisition of Thaxton Investment are included in this report.


ITEM 7. EXHIBITS AND FINANCIAL STATEMENTS

(a)       Financial statements of businesses acquired.

          The registrant has included in this report the audited year-end and unaudited interim period financial statements of the business acquired by the registrant.

(b)       Pro forma financial information.

          The registrant has included in this report the unaudited pro forma year-end and interim period consolidated financial data required to be included in connection with the registrant's acquisition described in Item 2 of this report.

(c)       Exhibits.


Exhibit No.       Description of Exhibit
-----------       ----------------------
10.1              Plan of Share Exchange Agreement, dated September 30, 1999, by and amonth The Thaxton Group, Inc., Thaxton Operating Company,
                  Thaxton Investment Corporation and James D. Thaxton  (10.8)
                  (See note (1), below)
23.1              Consent of Elliott, Davis & Company, L. L. P.


(1) Incorporated by reference to Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 33-42623) filed October 4, 1999. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.

The following financial statements are included with this report.


                          INDEX TO FINANCIAL STATEMENTS

FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants                                       F-1
Consolidated balance sheets as of December 31, 1998 and 1997                             F-2
Consolidated statements of income and related earnings for the years ended
December 31, 1998 and 1997                                                               F-3
Consolidated statements of cash flows for the years ended December 31, 1998 and
1997                                                                                     F-4
Notes to consolidated financial statements                                               F-5
Condensed consolidated balance sheet of Thaxton Investment Corporation as of
June 30, 1999 (unaudited)                                                                F-11
Condensed consolidated income statements of Thaxton Investment Corporation for the five months ended June 30, 1999, of FirstPlus Consumer Finance, Inc. and subsidiaries for the one month ended January 31, 1999 and for the six months
ended June 30, 1998 (unaudited)                                                          F-12
Condensed consolidated statements of cash flows for Thaxton Investment
Corporation for the five months ended June 30, 1999, of FirstPlus Consumer
Finance, Inc. and Subsidiaries for the one month ended January 31, 1999 and for
the six months ended June 30, 1998 (unaudited)                                           F-13
Notes to condensed consolidated financial statements (unaudited)                         F-14

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF THE THAXTON GROUP, INC.

Introduction                                                                            F-17
Unaudited pro forma consolidated statement of operations for the year ended
December 31, 1998                                                                       F-18
Unaudited pro forma consolidated statement of operations for the six months
ended June 30, 1999                                                                     F-20
Unaudited pro forma consolidated balance sheet at June 30, 1999                         F-22

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


FIRSTPLUS CONSUMER FINANCE, INC.
Dallas, Texas


     We have audited the accompanying consolidated balance sheets of FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES as of December 31, 1998 and 1997, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.






March 19, 1999

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS



                                                                                           DECEMBER 31,
                                                                                 ---------------------------------
                                                                                       1998              1997
                                                                                 ----------------   --------------
ASSETS
Cash and cash equivalents ....................................................    $   5,990,252      $  3,503,009
Finance receivables, net (see Note 2) ........................................      111,473,990        82,539,077
Premises and equipment less accumulated depreciation of $3,571,910 in 1998
  and $2,877,719 in 1997 (see Note 3) ........................................        3,096,554         2,576,171
Goodwill (see Note 4) ........................................................        7,193,467         1,337,408
Deferred tax asset (see Note 7) ..............................................        1,827,793         1,278,557
Prepaid and other assets .....................................................        1,996,679         1,696,318
                                                                                  -------------      ------------
Total Assets .................................................................    $ 131,578,735      $ 92,930,540
                                                                                  =============      ============
LIABILITIES AND STOCKHOLDER'S EQUITY
Term debt and notes payable (see Note 5) .....................................    $  73,439,655      $ 47,723,441
Subordinated investment certificates and notes payable (see Note 6) ..........       24,110,017        22,129,877
Note payable to parent company (see Note 10) .................................        9,889,717         3,643,784
Accounts payable and other accrued liabilities ...............................        5,635,507         5,214,716
Insurance underwriting premiums payable ......................................          807,109           548,594
Insurance loss reserve .......................................................          860,616           285,143
                                                                                  -------------      ------------
Total Liabilities ............................................................      114,742,621        79,545,555
                                                                                  -------------      ------------
Common stock, $1 par value:                                                               1,000             1,000
  Authorized shares -- 1,000 .................................................
  Outstanding shares -- 1,000 ................................................
Additional paid-in capital ...................................................        1,520,211         1,520,211
Retained earnings ............................................................       15,314,903        11,863,774
                                                                                  -------------      ------------
Total stockholder's equity ...................................................       16,836,114        13,384,985
                                                                                  -------------      ------------
Total Liabilities and Stockholder's Equity ...................................    $ 131,578,735      $ 92,930,540
                                                                                  =============      ============

The accompanying notes are an integral part of these consolidated financial statements.

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES


            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS



                                                                             FOR THE YEARS ENDED
                                                                                DECEMBER 31,
                                                                      ---------------------------------
                                                                            1998              1997
                                                                      ---------------   ---------------
REVENUES
 Interest and fee income (see Note 1) .............................    $ 43,932,269      $ 32,134,980
 Earned insurance premiums ........................................       8,064,668         5,875,566
                                                                       ------------      ------------
   Total revenues .................................................      51,996,937        38,010,546
                                                                       ------------      ------------
EXPENSES
 Interest on notes payable (see Notes 5 and 6) ....................       6,552,996         4,598,496
 Provision for credit losses (see Note 2) .........................       7,872,090         6,147,733
 Provision for credit insurance losses ............................       1,113,097           810,828
 Salaries and employee benefits ...................................      18,743,055        14,543,025
 Occupancy, net (see Note 8) ......................................       6,469,989         4,561,266
 Equipment costs, depreciation and maintenance ....................         833,341           779,470
 Other operating ..................................................       5,073,568         1,914,884
                                                                       ------------      ------------
   Total expenses .................................................      46,658,136        33,355,702
                                                                       ------------      ------------
NET INCOME BEFORE INCOME TAXES ....................................       5,338,801         4,654,844
PROVISION FOR FEDERAL AND STATE INCOME TAXES (see Note 7) .........       1,887,672         1,553,046
                                                                       ------------      ------------
   Net income .....................................................       3,451,129         3,101,798
RETAINED EARNINGS AT BEGINNING OF YEAR ............................      11,863,774         8,761,976
                                                                       ------------      ------------
RETAINED EARNINGS AT END OF YEAR ..................................    $ 15,314,903      $ 11,863,774
                                                                       ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                    FOR THE YEARS ENDED
                                                                                       DECEMBER 31,
                                                                            -----------------------------------
                                                                                  1998               1997
                                                                            ----------------   ----------------
OPERATING ACTIVITIES
  Net income ............................................................    $   3,451,129      $   3,101,798
  Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for credit and insurance losses ............................        8,985,187          6,147,733
   Depreciation .........................................................          628,852            574,429
   Amortization of intangible asset .....................................        1,692,825            134,180
   Changes in operating assets and liabilities
    Prepaid and other assets ............................................         (300,362)         1,490,944
    Deferred tax asset ..................................................         (549,236)           (82,361)
    Accounts payable and other accrued liabilities ......................         (208,293)           506,007
                                                                             -------------      -------------
      Net cash provided by operating activities .........................       13,700,102         11,869,730
                                                                             -------------      -------------
INVESTING ACTIVITIES
  Increase in finance receivables, net ..................................      (17,623,667)       (14,122,842)
  Increase in goodwill and loan premium from acquisitions ...............       (7,548,884)        (1,337,408)
  Purchase of premises and equipment, net ...............................         (999,649)          (615,175)
  Net assets acquired from branch acquisitions ..........................      (19,332,921)        (7,151,297)
                                                                             -------------      -------------
      Net cash used in investing activities .............................      (45,505,121)       (23,226,722)
                                                                             -------------      -------------
FINANCING ACTIVITIES
  Net proceeds from term debt, subordinate debentures, and notes payable        34,292,262         13,819,314
                                                                             -------------      -------------
      Net cash provided by financing activities .........................       34,292,262         13,819,314
                                                                             -------------      -------------
      Net increase in cash and cash equivalents .........................        2,487,243          2,462,322
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..........................        3,503,009          1,040,687
                                                                             -------------      -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR ................................    $   5,990,252      $   3,503,009
                                                                             =============      =============
CASH PAID FOR
  Interest ..............................................................    $   6,453,253      $   4,512,281
                                                                             =============      =============
  Income taxes ..........................................................    $   2,977,558      $     857,812
                                                                             =============      =============

The accompanying notes are an integral part of these consolidated financial statements.

                                      F4

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION


     The consolidated financial statements include the accounts of FIRSTPLUS Consumer Finance, Inc. (the Company) and its wholly owned subsidiaries:
National Loans, Inc, The Modern Finance Company, Southern Management Corporation and FIRSTPLUS Consumer Finance of Kentucky. The Company is a consumer finance company based in Dallas, Texas whose principal business is originating direct consumer finance loans and purchasing retail installment contracts from selected dealers and merchants. The Company operates finance branches in Georgia, Mississippi, Ohio, South Carolina, Tennessee and Texas. All significant intercompany accounts and transactions have been eliminated.


     The Company is a wholly-owned subsidiary of FIRSTPLUS Financial Group, Inc. (FPFG) of Dallas, Texas. The Company's direct subsidiaries resulted from either a merger transaction between FPFG and the respective subsidiary or an asset purchase by the Company. In the case of a merger between FPFG and the respective direct subsidiary, the former shareholders of the direct subsidiary exchanged all of the outstanding common stock for shares of FPFG. Following the exchange of stock, which was accounted for as a pooling of interests, the direct subsidiary became an indirect wholly-owned subsidiary of FPFG and a direct subsidiary of the Company.


USE OF ESTIMATES


     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


FINANCE RECEIVABLES


     Finance receivables are reported at the principal balance outstanding, net of unearned interest, the allowance for loan losses and charge-offs. Interest included in the principal amount of pre-computed finance receivables is recognized as revenue under the following methods by subsidiary:


   NATIONAL LOANS -- interest actuarial.
   MODERN FINANCE COMPANY -- rule of 78s collection.
   SOUTHERN MANAGEMENT -- rule of 78s collection.
   FIRSTPLUS CONSUMER FINANCE OF KENTUCKY -- rule of 78s accrual.


     Other finance receivables are written on a simple interest basis, and interest is recognized on an accrual basis.


     Fees received for the origination of loans are deferred and amortized to interest revenue over the average contractual lives of the loans using the interest method. Unamortized amounts are recognized in income at the time the loans are paid in full.


ALLOWANCE FOR CREDIT LOSSES


     Unpaid finance receivable balances are charged to the allowance for credit losses when considered to be uncollectible or if the cost of collection becomes prohibitive. In addition, unpaid consumer loan receivable

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

balances are charged off against the allowance for credit losses no later than upon six consecutive months of no payment. Recoveries on loans previously charged off are credited to the allowance when received. The allowance for credit losses is maintained at 1.25 percent to 10 percent of the net outstanding loan balances, depending on the type of receivable. These percentages are based on past loss experience, economic conditions, composition of the loan portfolio and, in management's judgment, are sufficient to maintain the allowance at a level that adequately provides for potential loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the calculations.


INSURANCE PREMIUMS


     Insurance premiums for credit life, accident and health, involuntary unemployment, and property insurance written in connection with certain loans, net of refunds and applicable advance insurance commissions retained by the Company, are remitted monthly to an insurance company. All commissions are credited to unearned insurance commissions and accreted to income over the life of the related insurance contracts, using a method similar to that used for the recognition of interest income.


PREMISES AND EQUIPMENT


     Asset cost is reported net of accumulated depreciation. Depreciation and amortization of property, equipment, and leasehold improvements are computed on the straight-line method over the estimated useful lives of the related assets. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable. Maintenance and repairs are charged to operations as incurred. Additions and betterments are capitalized.


STATEMENT OF CASH FLOWS


     Cash in excess of daily requirements is invested in overnight repurchase funds. These amounts are deemed to be cash equivalents for purposes of the consolidated statement of cash flows.


INCOME TAXES


     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the consolidated financial statements or tax return. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Additionally, the Company participates in a tax sharing agreement whereby it is included in the consolidated federal tax returns of FPFG but pays taxes to FPFG based on its separate taxable income. Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

BUSINESS COMBINATION AND OTHER ACQUISITIONS


     In April 1998, the Company completed the acquisition of substantially all of the assets of nine branches of ABC Credit Corporation for approximately $13.7 million. The branches are located in Kentucky. The excess of the purchase price over net assets acquired was approximately $2.8 million which is being amortized over ten years. During 1998, the Company purchased substantially all of the net assets of twenty-five additional consumer loan offices for approximately $11.9 million. The excess of the purchase price over net assets acquired was approximately $3.5 million which is being amortized over periods ranging from 3 to 10 years. The acquisitions were accounted for under the purchase method of accounting and the results of operations of the acquired locations are included in the consolidated financial statements from the date of acquisition.


NOTE 2 -- FINANCE RECEIVABLES


     The Company's finance receivables consist of the following:



                                                                                       DECEMBER 31,
                                                                            ----------------------------------
                                                                                  1998               1997
                                                                            ----------------   ---------------
Direct consumer loans ...................................................    $ 108,686,752      $ 87,995,631
Retail contracts ........................................................       40,111,036        18,705,366
Interest receivable .....................................................          411,743           136,879
                                                                             -------------      ------------
                                                                               149,209,531       106,837,876
Less:
  Unearned interest revenue, insurance commissions and premiums .........       31,150,539        19,955,494
  Allowance for credit losses ...........................................        6,585,002         4,343,305
                                                                             -------------      ------------
   Net consumer loans receivable ........................................    $ 111,473,990      $ 82,539,077
                                                                             =============      ============

     A majority of consumer loans are made for periods of up to five years and are either unsecured or collateralized by personal property such as automobiles and appliances. Certain consumer loans are collateralized by first or second mortgages on real estate and are made for periods of up to 15 years.


     An analysis of the Company's allowance for credit losses is as follows:



                                              FOR THE YEARS ENDED DECEMBER 31,
                                              --------------------------------
                                                   1998             1997
                                              --------------   --------------
Balance, January 1 ........................    $  4,349,190     $  3,120,059
Provision charged against income ..........       7,872,090        6,147,733
Provision from purchase of loans ..........       2,597,728          947,131
Loans receivable charged off, net .........      (8,234,006)      (5,865,733)
                                               ------------     ------------
Balance, December 31 ......................    $  6,585,002     $  4,349,190
                                               ============     ============

     In addition to the above allowance for credit losses, the Company withholds certain percentage of proceeds remitted to automobile dealerships and other durable good retailers for loans purchased. These dealer reserves and holdbacks are allocated between the dealer and the Company, and the amounts allocated are remitted back to the dealer and recognized by the Company upon full payment of the respective dealers' aggregate loans. At December 31, 1998 and 1997, the dealer reserves and holdbacks amounted to approximately $1,233,000 and $2,239,000, respectively.

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- PREMISES AND EQUIPMENT
     Premises and equipment is stated at cost less accumulated depreciation and is summarized as follows:



                                                           DECEMBER 31,
                                                 --------------------------------
                                                      1998              1997
                                                 --------------   ---------------
Land and land improvements ...................    $   189,720      $    189,720
Buildings and leasehold improvements .........      1,363,173         1,314,609
Furniture and fixtures .......................        634,389         2,927,947
Office machines and equipment ................      4,481,182         1,021,614
                                                  -----------      ------------
                                                    6,668,464         5,453,890
Less accumulated depreciation ................      3,571,910        (2,877,719)
                                                  -----------      ------------
                                                  $ 3,096,554      $  2,576,171
                                                  ===========      ============

NOTE 4 -- GOODWILL


     The Company from time to time enters into agreements to acquire loan portfolios and/or net assets of other companies. The excess of the purchase price over the net assets acquired results in an intangible asset and is amortized over periods ranging from 3 to 10 years. The acquisitions are accounted for under the purchase method of accounting and the results of operations of the acquired operations are included in the consolidated financial statements from the date of acquisition. At December 31, 1998 and 1997, the intangible asset amounted to $7,193,467 and $1,337,408, respectively.



NOTE 5 -- TERM DEBT AND NOTES PAYABLE


     The Company has entered into line-of-credit agreements secured by certain assets of the Company. As of December 31, 1998 and 1997, $73,136,066 and $47,373,466 was advanced of the $95,000,000 and $57,750,000 available under these agreements. The agreements are for periods up to two years and interest is charged at an adjusted rate of prime or Libor. Pursuant to events outlined in Note 11, Subsequent Event, the line-of-credit agreements of the Company were repaid after December 31, 1998.


     The Company entered into a $632,000 five-year mortgage agreement with a bank in 1995 with interest at 8.25 percent. At December 31, 1998 and 1997 the outstanding balance is $303,589 and $349,975, respectively. The mortgage agreement requires monthly principal and interest payments of $6,132 until August, 2000, at which time the remaining balance is due and payable. As allowed by the agreement, two voluntary principal payments of $100,000 have been made. The mortgage agreement is secured by the Company's downtown Columbus facility.


     The aggregate amount of future maturities under term debt are as follows:



YEAR ENDING DECEMBER 31,
--------------------------
  1999 ...................    $ 36,738
  2000 ...................     266,851
                              --------
                              $303,589
                              ========

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- SUBORDINATED INVESTMENT CERTIFICATES AND NOTES PAYABLE
     Subordinated Investment Certificates and Notes Payable consist of the following:



                                                                                      DECEMBER 31,
                                                                             -------------------------------
                                                                                  1998             1997
                                                                             --------------   --------------
Subordinate debentures, with interest at a rate of prime plus .25 percent,
  payable through 1999 ...................................................    $  2,200,000     $  2,257,385
Money market certificates with maturities of 6 to 84 months ..............      21,910,017       19,872,492
                                                                              ------------     ------------
                                                                              $ 24,110,017     $ 22,129,877
                                                                              ============     ============

     The average weighted interest rate on all money market certificates outstanding at December 31, 1998 and 1997 is approximately 7%. The certificates mature according to the terms stated above, or at the option of the holder for like period thereafter, subject to 60 days' notice for payment.


     The maturities of the subordinated investment certificates due in the next five years are as follows:



YEAR ENDING DECEMBER 31,
---------------------------------
  1999 ..........................    $  9,026,017
  2000 ..........................       4,044,825
  2001 ..........................       5,115,450
  2002 ..........................       2,497,625
  2003 ..........................         748,250
  Thereafter ....................         477,850
                                     ------------
                                     $ 21,910,017
                                     ============

     The certificates are subordinated to indebtedness to banks and other financial institutions.


NOTE 7 -- INCOME TAXES


     Deferred income taxes are primarily the result of reporting the allowance for loan loss and the accrual of certain expenses differently for income tax purposes than for financial reporting purposes. The types of temporary differences and their related tax effects that give rise to the net deferred income tax asset are as follows:



                                                         DECEMBER 31,
                                                -------------------------------
                                                     1998             1997
                                                --------------   --------------
        Allowance for credit losses .........    $ 1,346,000      $ 1,156,863
        Goodwill ............................        387,351               --
        Other assets ........................         94,442          121,694
                                                 -----------      -----------
                                                   1,827,793        1,278,557
        Valuation Allowance .................             --               --
                                                 -----------      -----------
        Net deferred tax asset ..............    $ 1,827,793      $ 1,278,557
                                                 ===========      ===========

               FIRSTPLUS CONSUMER FINANCE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- INCOME TAXES -- (CONTINUED)

     The provision for income taxes consists of the following:



                                             FOR THE YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                                  1998             1997
                                             --------------   --------------
      Current ............................    $ 2,352,475      $ 1,861,938
      Deferred -- other ..................       (464,803)        (308,892)
                                              -----------      -----------
      Provision for income taxes .........    $ 1,887,672      $ 1,553,046
                                              ===========      ===========

     Differences between the statutory federal income tax rate and the Company's effective tax rate result from the nondeductibility of certain business expenses.


NOTE 8 -- COMMITMENTS


     The Company occupies space under leases with original terms from one to four years. Net rental expense for the year ended December 31, 1998 and 1997 was $1,687,283 and 1,189,300, respectively.


     Future minimum rental payments under leases as of December 31, 1998 are as follows:


       1999 ........................    $ 1,523,574
       2000 ........................      1,114,517
       2001 ........................        791,510
       2002 ........................        585,074
       2003 and thereafter .........      1,231,421
                                        -----------
                                        $ 5,246,096
                                        ===========

NOTE 9 -- RETIREMENT PLAN


     The Company's employees had the option to participate in the defined contribution employee benefit plan of FPFG. The Company's contributions to the FPFG plan are discretionary and allocated to participants based on length of service and base salary. During 1998, the Company did not make any contributions to the plan.


NOTE 10 -- TRANSACTIONS WITH PARENT


     During 1998 the Company purchased approximately $.5 million in mortgage loans and retail installment contracts secured by real estate from FPFG. Additionally, payroll and, from time to time, other expense items for the Company are processed and funded by FPFG. In connection with these services at December 31, 1998 the Company owed approximately $9,889,717 to FPFG. Pursuant to events outlined in Note 11, Subsequent Event, advances from FPFG were repaid.


NOTE 11 -- SUBSEQUENT EVENT


     On February 1, 1999, The Thaxton Investment Corporation (TIC) purchased all shares of the Company's subsidiaries stock and the net assets of the Company pursuant to a stock purchase agreement between TIC and FPFG. The purchase by TIC was facilitated by the use of a leveraged buyout in which TIC obtained a significant amount of the funds necessary to purchase the Company's common stock by pledging the Company's assets in exchange for a loan to TIC.

                        THAXTON INVESTMENT CORPORATION


               CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1999




                                                                    ($ IN 000'S)
                                                                   -------------
ASSETS
Cash and cash equivalents ......................................      $  5,992
Finance receivables, net .......................................        99,205
Premises and equipment, net ....................................         2,524
Goodwill .......................................................        29,107
Prepaid and other assets .......................................         5,045
                                                                      --------
Total Assets ...................................................      $141,873
                                                                      ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Term debt and notes payable ....................................      $110,372
Subordinated investment certificates and notes payable .........        23,858
Accounts payable and other liabilites ..........................         6,426
                                                                      --------
Total Liabilities ..............................................       140,656
                                                                      --------
Common stock ...................................................           250
Retained earnings ..............................................           967
                                                                      --------
Total stockholder's equity .....................................         1,217
                                                                      --------
Total Liabilities and Stockholder's Equity .....................      $141,873
                                                                      ========

                       See notes to financial statements

                        THAXTON INVESTMENT CORPORATION
       (AND FIRSTPLUS CONSUMER FINANCE, INC. -- PREDECESSOR CORPORATION)


             CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

                                 ($ IN 000'S)




                                                                      THAXTON               FIRSTPLUS CONSUMER
                                                                     INVESTMENT                FINANCE, INC.
                                                                    CORPORATION          (PREDECESSOR CORPORATION)
                                                                  ---------------   -----------------------------------
                                                                    FOR THE FIVE        FOR THE ONE        FOR THE SIX
                                                                    MONTHS ENDED        MONTH ENDED       MONTHS ENDED
                                                                   JUNE 30, 1999     JANUARY 31, 1999     JUNE 30, 1998
                                                                  ---------------   ------------------   --------------
Interest and fee income .......................................       $19,301             $4,061             $20,951
Interest expense ..............................................         5,066                631               3,026
                                                                      -------             ------             -------
Net interest income ...........................................        14,235              3,430              17,925
Provision for credit losses ...................................         2,995                700               2,868
                                                                      -------             ------             -------
Net interest income after provision for credit losses .........        11,240              2,730              15,057
Insurance commissions, net ....................................         2,532                402               2,439
Other income ..................................................           260                 46                  57
                                                                      -------             ------             -------
Total other income ............................................         2,792                448               2,496
Compensation and employee benefits ............................         7,183              1,630               8,687
Other expense .................................................         5,439                927               5,271
                                                                      -------             ------             -------
Total operating expenses ......................................        12,622              2,557              13,958
Income before income taxes ....................................         1,410                621               3,595
Income tax expense ............................................           443                195               1,222
                                                                      -------             ------             -------
Net income ....................................................       $   967             $  426             $ 2,373
                                                                      =======             ======             =======

                       See notes to financial statements

                        THAXTON INVESTMENT CORPORATION
                    (AND FIRSTPLUS CONSUMER FINANCE, INC.)


          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

                                 ($ IN 000'S)




                                                                     THAXTON               FIRSTPLUS CONSUMER
                                                                    INVESTMENT                FINANCE INC.
                                                                   CORPORATION          (PREDECESSOR CORPORATION)
                                                                 ---------------   -----------------------------------
                                                                   FOR THE FIVE        FOR THE ONE        FOR THE SIX
                                                                   MONTHS ENDED        MONTH ENDED       MONTHS ENDED
                                                                  JUNE 30, 1999     JANUARY 31, 1999     JUNE 30, 1998
                                                                 ---------------   ------------------   --------------
Net cash provided by operating activities ....................      $   5,303           $  8,441          $   9,728
Net cash provided by (used in) investing activities ..........          6,299              2,258            (38,523)
Net cash provided by (used in) financing activities ..........        (13,637)            (8,662)            31,253
                                                                    ---------           --------          ---------
Net increase (decrease) in cash and cash equivalents .........         (2,035)             2,037              2,458
Cash and cash equivalents at beginning of period .............          8,027              5,990              3,503
                                                                    ---------           --------          ---------
Cash and cash equivalents at end of period ...................      $   5,992           $  8,027          $   5,961
                                                                    =========           ========          =========

                       See notes to financial statements

                           THAXTON INVESTMENT CORP.
         (FIRSTPLUS CONSUMER FINANCE, INC. -- PREDECESSOR CORPORATION)


            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS ORGANIZATION


BUSINESS ORGANIZATION


     Prior to February 1, 1999, FIRSTPLUS Consumer Finance, Inc. ("FPCF") operated as a consumer finance company with approximately 144 branches in the states of South Carolina, Georgia, Ohio, Tennessee, Mississippi, Kentucky, and Texas. FPCF operated as a wholly owned subsidiary of FIRSTPLUS Financial Group, Inc. On February 1, 1999, the assets and liabilities of FCPF, including four corporate operating subsidiaries, were purchased by Thaxton Investment Corp. ("TIC"). TIC is wholly owned by James D. Thaxton, and was formed for the express purpose of operating this business. The acquisition was accounted for under the purchase method of accounting. Accordingly, the results of operations are included in the accompanying condensed consolidated financial statements from the date of acquisition. The purchase price of $49.4 million in cash and notes has been allocated to assets acquired and liabilities assumed based upon their fair values at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired of approximately $29.6 million has been recorded as goodwill and is being amortized over 20 years. The financial statements are presented to show operations of comparable business units over the periods.


NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION


     The financial statements for the six month period ended June 30, 1998 reflect the historical financial statements of FPCF. The financial statements for the six month period ended June 30, 1999 reflect the historical financial sstatements fo FPCF for the one month period ended January 31, 1999 and the historical financial statements of TIC for the five months ended June 30, 1999, its period of operation subsequent to the purchase of FPCF on February 1, 1999.



     The principal business of both FPCF and TIC is originating direct consumer finance loans and purchasing retail installment contracts from selected dealers and merchants. The Companies operate finance branches in Georgia, Mississippi, Ohio, South Carolina, Tennessee and Texas. All significant intercompany accounts and transactions have been eliminated.


USE OF ESTIMATES


     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Information with respect to the June 30, 1999 and 1998 financial statements have not been audited by independent auditors, but in the opinion of management reflect all adjustments (which include only normal recurring adjustments) necessary for the fair presentation of the operations of the businesses. Users of financial information produced for interim periods are encouraged to refore to the footnotes contained in the annual reports of the companies, on forms 10-K and 10-KSB when reviewing interim statements. The results of operations for the six months are not necessarily indicative of results to be expected for the entire fiscal year.

                           THAXTON INVESTMENT CORP.
         (FIRSTPLUS CONSUMER FINANCE, INC. -- PREDECESSOR CORPORATION) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BUSINESS
    ORGANIZATION -- (CONTINUED)

FINANCE RECEIVABLES


     Finance receivables are reported at the principal balances outstanding, net of unearned interest and insurance income, the allowance for credit losses, and charge offs. Interest included in the principal amount of pre-computed finance receivables is recognized as revenue primarily using the interest actuarial accrual method. Prior to its acquisition by TIC, certain subsidiaries utilized other methods of recognizing interest revenue, which produced results not materially different than those that would have resulted from using the interest actuarial accrual method.


     Other finance receivables are written on a simple interest basis, and interest is recognized on an accrual basis.


     Fees received for the origination of loans are deferred and amortized to interest revenue over the average contractual lives of the loans using the interest method. Unamortized amounts are recognized in income at the time the loans are paid in full.


STATEMENT OF CASH FLOWS


     For FPCF, cash in excess of daily requirements is invested in overnight repurchase funds. These amounts are deemed to be cash equivalents for purposes of the consolidated statement of cash flows. TIC utilizes cash in excess of daily requirements to pay down borrowings from its credit facility.


     Because of limitations imposed in its credit insurance re-insurance arrangements, certain cash balances are restricted in nature, and cannot be readily accessed by the company. As of June 30, 1999, $3.5 million of cash was restricted.


INCOME TAXES


     Both TIC and FPCF account for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the consolidated financial statements or tax return. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Additionally, FPCF participated in a tax sharing agreement whereby it was included in the consolidated federal tax returns of its former parent company, but paid taxes to that parent based on its separate taxable income. Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

                           THAXTON INVESTMENT CORP.
         (FIRSTPLUS CONSUMER FINANCE, INC. -- PREDECESSOR CORPORATION) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

NOTE 2 -- FINANCE RECEIVABLES
     Finance receivables are reported at the principal balance outstanding, net of unearned interest, the allowance for loan losses and charge-offs. TIC's finance receivables consist of the following at June 30, 1999:



Direct consumer loans ...................................................   $86,241,000
Real estate loans .......................................................    27,444,000
Sales finance and vehicle secured loans .................................    20,648,000
                                                                            -----------
                                                                            134,333,000
Less:
  Unearned interest revenue, insurance commissions and premiums .........    29,407,000
  Allowance for credit losses ...........................................     5,721,000
                                                                            -----------
  Net consumer loans receivable .........................................   $99,205,000
                                                                            ===========

NOTE 3 -- TERM DEBT AND NOTES PAYABLE


     At June 30, 1999, TIC maintained a line of credit agreement with a commercial finance company for $150 million, maturing on October 31, 2003. At June 30, 1999, $110 million was outstanding under this credit line, at rates ranging between lenders' prime borrowing rate + 1%, and lender's prime borrowing rate + 3 1/2%.


     The borrowing availability is limited by outstanding receivables and other restrictions. As a result of these limitations, TIC had $2.6 million additional available borrowing capacity under this credit facility at June 30, 1999.

  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF THE THAXTON GROUP, INC.


     The following unaudited PRO FORMA consolidated condensed statements of operations for the year ended December 31, 1998 and for the six-month period ended June 30, 1999 give effect to the acquisition of Thaxton Investment as if it occurred on January 1, 1998. The following unaudited PRO FORMA consolidated condensed balance sheet at June 30, 1999 gives effect to the acquisition of Thaxton Investment as if it occurred on June 30, 1999.


     The unaudited PRO FORMA consolidated financial data and accompanying notes should be read in conjunction with the consolidated financial statements and related notes of Thaxton Group and the consolidated financial statements and related notes of Thaxton Investment, all of which are included elsewhere in this prospectus. Management believes that the assumptions used in the following statements provide a reasonable basis upon which to present the unaudited PRO FORMA financial data. The unaudited PRO FORMA consolidated financial data is provided for informational purposes only and should not be construed to be indicative of Thaxton's financial condition, results from operations or covenant compliance had the transaction described above been consummated on the dates assumed, and is not intended to project Thaxton Group's financial condition on any future date or Thaxton Group's results of operation for any future period.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                         YEAR ENDED DECEMBER 31, 1998




                                                                                   THAXTON       PRO FORMA         TOTAL
                                                                      ACTUAL     INVESTMENT     ADJUSTMENTS      PRO FORMA
                                                                  ------------- ------------ ----------------- -------------
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest and fee income .........................................   $  15,727      $43,932                       $  59,659
Interest expense ................................................       5,037        6,553          4,922(1)        16,512
                                                                    ---------      -------          -------      ---------
  Net interest income ...........................................      10,690       37,379         (4,922)          43,147
Provision for credit losses .....................................       4,047        7,872             --           11,919
                                                                    ---------      -------         --------      ---------
  Net interest income after provision for credit losses .........       6,643       29,507         (4,922)          31,228
Insurance commissions, net ......................................       6,591        6,952                          13,543
Other income ....................................................         962           --             --              962
                                                                    ---------      -------         --------      ---------
  Total Other Income ............................................       7,553        6,952             --           14,505
Compensation and employee benefits ..............................       8,636       18,743                          27,379
Net occupancy ...................................................       1,460        6,470                           7,930
Other ...........................................................       5,681        5,907           (214)(2)       11,374
                                                                    ---------      -------         --------      ---------
  Total operating expenses ......................................      15,777       31,120           (214)          46,683
Income (loss) before income tax expense (benefit) ...............      (1,581)       5,339         (4,708)            (950)
Income tax expense(benefit) .....................................        (497)       1,888         (1,174)(3)          217
                                                                    ---------      -------         --------      ---------
Net income (loss) ...............................................   $  (1,084)     $ 3,451      $  (3,534)       $  (1,167)
                                                                    =========      =======      ===========      =========
Dividends on preferred stock ....................................   $     258                                    $     258
                                                                    =========                                    =========
Net income (loss) applicable to common shareholders .............   $  (1,342)                                   $  (1,425)
                                                                    =========                                    =========
Net income (loss) per common share ..............................   $   (0.35)                                   $   (0.20)
                                                                    =========                                    =========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                         YEAR ENDED DECEMBER 31, 1998

(1) Reflects the additional interest expense and cost of borrowings that would have been incurred by Thaxton Group, to finance the acquisition of FirstPlus Consumer Finance, Inc.
(2) Reflects the amortization over an assumed life of 20 years of the excess cost over net assets acquired incurred as a result of the acquisition of FirstPlus Consumer Finance, Inc.
(3) Reflects the tax benefit or cost associated with the application of the PRO FORMA adjustments.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                        SIX-MONTHS ENDED JUNE 30, 1999




                                                                                    THAXTON       PRO FORMA         TOTAL
                                                                      ACTUAL      INVESTMENT     ADJUSTMENTS      PRO FORMA
                                                                   -----------   ------------   -------------   ------------
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest and fee income ........................................    $ 11,513        $23,362                       $ 34,875
Interest expense ...............................................       3,205          5,697           396(1)         9,298
                                                                    --------        -------           -----       --------
 Net interest income ...........................................       8,308         17,665          (396)          25,577
Provision for credit losses ....................................       1,851          3,695            --            5,546
                                                                    --------        -------          ------       --------
 Net interest income after provision for credit losses .........       6,457         13,970          (396)          20,031
Insurance commissions, net .....................................       5,061          2,934                          7,995
Other income ...................................................         992            306            --            1,298
                                                                    --------        -------          ------       --------
 Total Other Income ............................................       6,053          3,240            --            9,293
Compensation and employee benefits .............................       7,393          8,813                         16,206
Net occupancy ..................................................       1,138          1,329                          2,467
Other ..........................................................       4,202          5,037           (18)(2)        9,221
                                                                    --------        -------          ------       --------
 Total operating expenses ......................................      12,733         15,179           (18)          27,894
Income (loss) before income tax expense (benefit) ..............        (223)         2,031          (378)           1,430
Income tax expense(benefit) ....................................        (130)           638       46 (3)               554
                                                                    --------        -------       ---------       --------
Net income (loss) ..............................................    $    (93)       $ 1,393        $ (424)        $    876
                                                                    ========        =======       =========       ========
Dividends on preferred stock ...................................    $    357                                      $    357
                                                                    ========                                      ========
Net income (loss) applicable to common shareholders ............    $   (450)                                     $    519
                                                                    ========                                      ========
Net income (loss) per common share .............................   $   (0.12)                                     $   0.07
                                                                   =========                                      ========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                         SIX-MONTHS ENDED JUNE 30, 1999

(1) Reflects one month of additional interest expense and cost of borrowings (for January 1999) that would have been incurred by Thaxton Group to finance the acquisition of FirstPlus Consumer Finance, Inc. All additional costs of borrowing incurred after February 1, 1999, are included in the historical results of operations for Thaxton Investment.
(2) Reflects the amortization over an assumed life of 20 years of the excess cost over net assets acquired incurred as a result of the acquisition of FirstPlus Consumer Finance, Inc. Amortization incurred after February 1, 1999 is included in the historical results of operations for Thaxton Investment.
(3) Reflects the tax benefit or cost associated with the application of the PRO FORMA adjustments.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                               AT JUNE 30, 1999




                                                                        THAXTON         PRO FORMA           TOTAL
                                                          ACTUAL      INVESTMENT       ADJUSTMENTS        PRO FORMA
                                                        ----------   ------------   -----------------   ------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
ASSETS
Cash ................................................    $   990       $  5,992                          $   6,982
Finance receivables, net ............................     66,267         49,205                            165,472
Premises and equipment, net .........................      2,885          2,524                              5,409
Accounts receivable .................................      1,932          2,542            (250) (1)         4,224
Repossessed automobiles .............................        304             --                                304
Goodwill and other intangible assets ................      9,228         29,107                             38,335
Other assets ........................................      3,947          2,503                              6,450
                                                         -------       --------                          ---------
 Total assets .......................................    $85,553       $141,873            (250)         $ 227,176
                                                         =======       ========            ====          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accrued interest payable ............................    $   433       $    145                          $     578
Notes payable .......................................     70,432        134,230                            204,662
Notes payable to affiliates .........................        775             --                                775
Accounts payable ....................................      1,881          4,067                              5,948
Employee savings plan ...............................      1,197             --                              1,197
Other liabilities ...................................        337          2,219                              2,551
                                                         -------       --------                          ---------
 Total liabilities ..................................     75,055        140,658                            215,711
                                                         -------       --------                          ---------
STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value
 Series A ...........................................          1                                                 1
 Series C ...........................................          1                                                 1
 Series E ...........................................          8                                                 8
Common stock $0.01 par value ........................         38            250            (218) (2)            70
Additional paid-in-capital ..........................     10,205             --             (32) (3)        10,173
Retained Earnings ...................................        245            967                              1,212
                                                         -------       --------                          ---------
 Total Stockholders' Equity .........................     10,498          1,217            (250)            11,465
                                                         -------       --------            ----          ---------
 Total liabilities and Stockholders' Equity .........    $85,553       $141,873            (250)         $ 227,176
                                                         =======       ========            ====          =========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                               AT JUNE 30, 1999

(1) Reflects reclassification of note receivable from affiliate, James D. Thaxton, majority shareholder and Chief Executive Officer of Thaxton Group, as a reduction of shareholders equity. In February 1999, Mr. Thaxton utilized the proceeds of this note to purchase $250,000 of common stock of Thaxton Investment.
(2) Reflects the elimination of the common stock of Thaxton Investment and the issuance of 3,223,000 shares of Thaxton Group stock recorded at $.01 per share par value.
(3) Reflects the reclassification of the $250,000 note receivable from affiliate, net of the issuance of 3,223,000 shares of $.01 par value Thaxton Group stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


The Thaxton Group, Inc.


Date:    November 12, 1999

By:     /s/  Allan F. Ross
        ------------------------
         Chief Financial Officer
         (Principal Financial and Accounting Officer)